Exhibit 99.1

                  STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350

     Pursuant to 18 U.S.C. Section 1350, each of the undersigned certifies that this Quarterly Report on Form 10-Q for the period ended June 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Storage Engine, Inc.


Dated:  August 14, 2002       /s/  Gregg M. Azcuy
                              ---------------------------------------------
                                   Gregg M. Azcuy
                                   President and Chief Executive Officer


Dated:  August 14, 2002       /s/  Louis J. Altieri
                              ---------------------------------------------
                                   Louis J. Altieri
                                   Vice President, Finance and Administration